Exhibit 10.9.1

AMENDMENT 2018-1
TO THE
COMMERCE BANCSHARES, INC.
2005 EQUITY INCENTIVE PLAN
AMENDMENT AND RESTATEMENT AS OF APRIL 17, 2013

This Amendment to the Commerce Bancshares, Inc. 2005 Equity Incentive Plan, as amended and restated as of April 17, 2013 (the “Plan”), is adopted by the Board of Directors of Commerce Bancshares, Inc. (“Commerce”) pursuant to the Board’s reserved authority under Section 12.1 of the Plan.
WHEREAS, Commerce desires to amend the Plan to reflect a change to intraday pricing for purposes of administering the exercise of stock options and stock appreciation rights.
NOW, THEREFORE, effective as of November 12, 2018, the definition of Fair Market Value under Section 2.14 of the Plan is amended by adding the following new sentence to end of such Section:
“Notwithstanding the foregoing or any other provision of the Plan to the contrary, effective as of November 12, 2018, Fair Market Value shall be determined at the time of exercise of a Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right using the most recent intraday sales price on the national securities exchange on which the Shares are listed.”
In all other respects, the Plan shall remain in effect.
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